                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 STAPLES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 STAPLES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 STAPLES, INC.
                               500 Staples Drive
                        Framingham, Massachusetts 01702

              Notice of Annual Meeting of Stockholders to be Held
                           on Wednesday June 2, 1999

     The Annual Meeting of Stockholders of Staples, Inc. will be held at Fleet Bank, 8th Floor Conference Center, 75 State Street, Boston, Massachusetts, on Wednesday, June 2, 1999 at 3:00 p.m., local time, to consider and act upon the following matters:

(1) To elect four Class 2 Directors to serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders.

(2) To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 1,000,000,000 to 1,500,000,000 shares.

(3) To ratify the selection of Ernst & Young LLP as Staples' independent auditors for the current fiscal year.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 5, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will remain open.

                              By Order of the Board of Directors,


                              Jack A. VanWoerkom,
                              Secretary

Framingham, Massachusetts
April 19, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                 STAPLES, INC.
                               500 Staples Drive
                        Framingham, Massachusetts 01702


                                PROXY STATEMENT

                     for the Annual Meeting of Stockholders
                                on June 2, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. ("Staples" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 2, 1999, beginning at 3:00 p.m. at Fleet Bank, 8th Floor Conference Center, 75 State Street, Boston, Massachusetts, and at any adjournment of that meeting.

     Staples' Annual Report for the fiscal year ended January 30, 1999 was mailed to stockholders, along with these proxy materials on or about April 19, 1999. Staples will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended January 30, 1999, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to Staples, Inc., Attention:
Corporate Secretary, 500 Staples Drive, Framingham, Massachusetts 01702.

What is the purpose of the annual meeting?

     At the Company's Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, approval of an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares, ratification of the Company's independent auditors and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 5, 1999, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of common stock are entitled to one vote per share.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 464,685,780 shares of common stock of the Company were outstanding and entitled to vote. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on the proxy card, the persons named as proxies will vote in favor of the matters to be voted upon. If you are a stockholder as of the record date and attend the meeting you may deliver your completed proxy card or vote in person at the meeting.

Can I change my vote after I return my proxy card?

     Yes. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

     Election of Directors - The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

     Amendment to the Certificate of Incorporation - The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date is required for the approval of the amendment to the Company's Restated Certificate of Incorporation. Shares which abstain from voting will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposed amendment to the Company's Restated Certificate of Incorporation.

     Independent Auditors - The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the selection of the independent auditors will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.


Are there other matters to be voted on at the meeting?

     The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment.

     All references in this Proxy Statement to historical transactions in common stock reflect the three-for-two stock splits of the common stock effected in the form of 50% stock dividends distributed on March 25, 1996, January 30, 1998 and January 28, 1999.



                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Staples' Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). The persons named in the enclosed proxy will vote to elect Mary Elizabeth Burton, Rowland T. Moriarty, W. Mitt Romney and Margaret C. Whitman as Class 2 Directors for a term expiring at the 2002 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class 2 Director of Staples. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS.

              PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     On March 3, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation, providing for an increase from 1,000,000,000 to 1,500,000,000 in the number of authorized shares of common stock (the "Charter Amendment"). As of April 5, 1999, the Company had a total of approximately 464,685,780 shares of common stock outstanding and 70,354,140 shares of common stock reserved for issuance upon exercise of stock options outstanding or authorized under its stock option, stock purchase and other plans.

     If the Charter Amendment is approved, the additional authorized shares of common stock would be available for issuance in the future for corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of common stock, other than in connection with stock splits and stock dividends, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with the Company's existing stock incentive, 401(k), and Supplemental Executive Retirement plans, and upon sale of shares purchased pursuant to employee stock purchase plans, the Company has no present intention or plans to issue any shares of common stock.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT.



         PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as Staples' independent auditors for the current fiscal year. Ernst & Young LLP has served as Staples' independent auditors since Staples' inception. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by Staples. In addition to solicitations by mail, Staples' Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Staples has also engaged Corporate Investor Communications, Inc. ("CIC") to solicit proxies on behalf of Staples. For these services, Staples will pay CIC a fee of $5,000 plus reimbursement of its reasonable out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Staples will reimburse them for their out-of-pocket expenses in this connection.

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders should be directed to the Corporate Secretary at 500 Staples Drive, Framingham, MA 01702, and must be received not later than December 22, 1999 for inclusion in the proxy statement for that meeting.


THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the beneficial ownership of Staples' common stock as of February 28, 1999 (i) by each person who is known by Staples to beneficially own more than 5% of the outstanding shares of common stock, (ii) by each Director and nominee for Director, (iii) by each of the Senior Executives named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current Directors and executive officers as a group:

                                                          Number of
                                                          Shares            Percentage of
                                                          Beneficially      Outstanding
Beneficial Owner                                          Owned (1)         Common Stock (2)
----------------                                          ------------      ----------------
5% Stockholders
---------------
FMR Corp. (3)                                              36,629,910             7.9%
82 Devonshire Street
Boston, MA  02109

Directors
---------
Thomas G. Stemberg (4)                                      4,856,061             1.0%
Martin Trust (5)                                            3,564,427             *
Robert C. Nakasone (6)                                        487,286             *
Rowland T. Moriarty (7)                                       378,082             *
Mary Elizabeth Burton (8)                                     181,062             *
Paul F. Walsh (9)                                             157,691             *
James L. Moody, Jr. (10)                                       60,656             *
W. Lawrence Heisey (11)                                        57,712             *
W. Mitt Romney (12)                                            51,782             *
Basil L. Anderson (13)                                         20,250             *
Margaret C. Whitman                                            13,941             *
George J. Mitchell                                                  0             *

Other Senior Executives
-----------------------
John C. Bingleman (14)                                      1,096,970             *
John J. Mahoney                                               153,003             *
Ronald L. Sargent (15)                                        668,422             *
Joseph S. Vassalluzzo (16)                                  1,315,807             *

All current Directors and Executive Officers as a group    13,745,682             2.9%
(25 persons) (17)

_________________
*  Less than 1%

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Each person or entity listed is deemed to beneficially own shares issuable upon the exercise of stock options that are exercisable within 60 days after February 28, 1999 ("Presently Exercisable Options").

(2) Number of shares deemed outstanding includes 463,881,546 shares outstanding as of February 28, 1999 and any shares subject to Presently Exercisable Options held by the person or entity in question.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission as of January 7, 1999.

(4) Includes 5,692 shares owned by Mr. Stemberg's wife; includes 375,000 shares owned by Thomas G. Stemberg 1998 Trust. Also includes 2,080,544 shares subject to Presently Exercisable Options.

(5) Includes 3,264,594 shares owned by Trust Investments, Inc., with which Mr. Trust is affiliated. Mr. Trust has shared investment and voting control of these shares. Also includes 17,083 shares held by Mr. Trust's wife. Also includes 168,863 shares subject to Presently Exercisable Options.

(6)  Includes 83,908 shares subject to Presently Exercisable Options.

(7) Includes 39,480 shares held by trusts for the benefit of Mr. Moriarty's children and 48,214 shares owned by Cubex Corporation, of which Mr. Moriarty is Chairman and Chief Executive Officer. Mr. Moriarty is not a trustee of the trusts for the benefit of his children. Also includes 140,387 shares subject to Presently Exercisable Options.
(8)  Comprised of 181,062 shares subject to Presently Exercisable Options.
(9)  Includes 140,608 shares subject to Presently Exercisable Options.
(10) Includes 34,501 shares subject to Presently Exercisable Options.
(11) Includes 46,323 shares subject to Presently Exercisable Options.
(12) Includes 10,525 shares subject to Presently Exercisable Options.
(13) Includes 6,750 shares subject to Presently Exercisable Options.
(14) Includes 810,842 shares subject to Presently Exercisable Options.
(15) Includes 492,813 shares subject to Presently Exercisable Options.
(16) Includes 1,097,872 shares subject to Presently Exercisable Options.
(17) Includes 5,615,642 shares subject to Presently Exercisable Options. Does not include persons who became executive officers or directors after February 28, 1999.

DIRECTORS AND EXECUTIVE OFFICERS OF STAPLES

   Set forth below are the names and certain information with respect to each current Director and executive officer of Staples.

Nominees To Serve As Directors For A Three-Year Term Expiring At The 2002 Annual Meeting
(Class 2 Directors)

                                                                                     Served as
                                                                                      Director
                                                                                       Since
                                                                                     ---------
Mary Elizabeth Burton, age 47 ...................................................       1993
 President and Chief Executive Officer of the Cosmetic Center, Inc., a chain of
 250 specialty retail stores, since June 1998. From July 1994 to June 1998, Ms.
 Burton was Chairman and Chief Executive Officer of BB Capital, Inc., an
 investment company. From July 1992 to January 1994, Ms. Burton was Chairman
 and Chief Executive Officer of Supertans, Inc., a chain of tanning salons. She is also a Director of Gantos, Inc. and Cosmetic Center, Inc.

Rowland T. Moriarty, age 52 .....................................................       1986
 Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. Mr. Moriarty was a professor at Harvard Business School from September 1982 to September 1992.  He is also a Director of Trammel Crow
 Company and Charles River Associates, Inc.

W. Mitt Romney, age 52 ..........................................................       1986
 As of February 19, 1999, Mr. Romney became the President and Chief Executive
 Officer of the Salt Lake Olympic Committee.  He also has been Chief Executive
 Officer of Bain Capital, Inc., a firm that manages certain venture capital funds, since May 1992. Mr. Romney has been a general partner and the managing partner of each of Bain Capital Partners and Bain Venture Capital, both general partners of venture capital limited partnerships, since September 1984 and
 October 1987, respectively. He served as Chief Executive Officer of Bain &
 Company, Inc., a management consulting firm, from 1991 to 1993, and now serves as a director of such firm. Mr. Romney is also a Director of Marriott
 International, Inc. and The Sports Authority, Inc.




Margaret C. Whitman, age 42.....................................................       1999
 President and Chief Executive Officer of eBay, Inc., an on-line auction company, since February 1998 and a director since March 1998. From January
 1997 to February 1998, Ms. Whitman was General Manager of the Preschool
 Division of Hasbro, Inc. From February 1995 to December 1996, Ms. Whitman was
 employed by FTD, Inc., most recently as President, Chief Executive Officer and a director. From October 1992 to February 1995, Ms. Whitman was employed by the The Stride Rite Corporation, in various capacities, including President,
 Stride Rite Children's Group and Executive Vice President, Product
 Development, Marketing & Merchandising, Keds Division.

Directors Serving A Term Expiring At The 2000 Annual Meeting (Class 3 Directors)

                                                                                     Served as
                                                                                      Director
                                                                                       Since
                                                                                     ---------
Basil L. Anderson, age 54 .......................................................       1997
 Executive Vice President - Finance and Chief Financial Officer of Campbell Soup
 Company, a food products manufacturer, since April 1996. Prior to joining
 Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief
 Financial Officer from February 1993 to December 1995.

George J. Mitchell, age 65 ......................................................       1998
 Special Counsel at Verner, Liipfert, Bernhard, McPherson and Hand since 1995.
 Appointed to the United States Senate in 1980, Senator Mitchell served until he left the Senate in 1995 as Majority Leader, a position he had held since
 January 1989. Senator Mitchell is also a Director of The Walt Disney Company;
 Xerox Corporation, FDX Corporation; UNUM Insurance Corporation; KTI, Inc.,
 Starwood Hotels and Resorts and Unilever.

Robert C. Nakasone, age 51 ......................................................       1986
 Chief Executive Officer of Toys "R" Us, Inc., a retail store chain, since
 February 1998. Previously, Mr. Nakasone served in other positions with that company including President and Chief Operating Officer from January 1994 to
 February 1998 and Vice Chairman and President of Worldwide Toy Stores from
 January 1989 to January 1994. Mr. Nakasone is also a Director of Toys "R" Us.

Thomas G. Stemberg, age 50 ......................................................       1986
 Chairman of the Board of Directors and Chief Executive Officer of Staples since
 February 1988. Mr. Stemberg is also a Director of PETsMART, Inc.

Directors Serving A Term Expiring At The 2001 Annual Meeting (Class 1 Directors)

                                                                                     Served as
                                                                                      Director
                                                                                       Since
                                                                                     ---------
W. Lawrence Heisey,  age 68 .....................................................       1994
 Chairman Emeritus of Harlequin Enterprises Ltd. of Toronto, Canada, a
 publishing company, since July 1990. Mr. Heisey was a Director of The Business
 Depot, Ltd. prior to its acquisition by Staples in August 1994.



James L. Moody, Jr., Lead Director, age 67 ......................................       1995
 Chairman of the Board of Hannaford Bros. Co., a food retailer, from
 May 1984 until his retirement in May 1997. Mr. Moody is a Director of UNUM
 Insurance Corporation, IDEXX Laboratories, Inc., Penobscot Shoe Co., and Empire
 Company Limited, a publicly traded Canadian company. He is also a Trustee of
 Colonial Group mutual funds.

Martin Trust, age 64 ............................................................       1987
 President and Chief Executive Officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women's apparel, and wholly-owned subsidiary of The Limited, Inc., since 1970. Mr. Trust is also a Director of
 The Limited, Inc.

Paul F. Walsh, age 49 ...........................................................       1990
 Chairman and Chief Executive Officer of MaineStay Holdings, a private equity investment firm, since September 1998. In January 1999, MaineStay Holdings formed a partnership with Berkshire Partners and BancBoston Capital, two equity investment firms in Boston, resulting in the creation of iDEAL Partners, of which Mr. Walsh was named as Chairman and Chief Executive Officer. From
 February 1995 to September 1998, Mr. Walsh was President and CEO of Wright
 Express Corporation, an information and financial services company. From
 January 1990 to January 1995, Mr. Walsh was Chairman of BancOne Investor
 Services Corporation, a financial services company. He is also a Director of Intelligent Controls, Inc.

Board and Committee Meetings

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee membership as of the record date was as follows:

  Audit Committee                   Compensation Committee
  ---------------                   ----------------------
  Basil L. Anderson, Chairman       Robert C. Nakasone, Chairman
  Mary Elizabeth Burton             W. Lawrence Heisey
  Paul F. Walsh                     Martin Trust

  Corporate Governance Committee    Executive Committee
  ------------------------------    -------------------
  James L. Moody, Jr., Chairman     Robert C. Nakasone
  Rowland T. Moriarty               W. Mitt Romney
  W. Mitt Romney                    Thomas G. Stemberg

     The Audit Committee provides the opportunity for direct contact between Staples' independent auditors and the Board. This Committee reviews the auditors' performance in the annual audit and in assignments unrelated to the audit, reviews auditors' fees, discusses Staples' internal accounting control policies and procedures and considers and recommends the selection of Staples' independent auditors. The Audit Committee met five times during the fiscal year ended January 30, 1999.

     The Compensation Committee sets the compensation levels of executive officers (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs, administers Staples' equity incentive, stock purchase and other employee benefit plans and authorizes option and restricted stock grants under the 1992 Equity Incentive Plan and option grants under the 1997 United Kingdom Company Share Option Scheme. The Compensation Committee met four times during the fiscal year ended January 30, 1999.

     The Corporate Governance Committee provides recommendations to the Board regarding nominees for Director, membership on the Board committees, and succession matters for the Chief Executive Officer. This Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for Director should submit recommendations to the Secretary who will forward them to the Corporate Governance Committee for consideration. The Corporate Governance Committee met four times during the fiscal year ended January 30, 1999.

     The Executive Committee of the Board of Directors is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Executive Committee shall take action only when reasonably necessary to expedite Staples' interests between regularly scheduled Board meetings. The Executive Committee did not meet during the fiscal year ended January 30, 1999.

     The Board of Directors met five times during the fiscal year ended January 30, 1999. During the fiscal year ended January 30, 1999, each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she then served.

Director Compensation

     During the fiscal year ended January 30, 1999, under the Staples 1990 Director Stock Option Plan (the "Director Plan") each non-employee Director received a fee of $1,000 for each Board of Directors meeting attended and $300 for each committee meeting attended. All Directors are reimbursed for certain company-related travel expenses. Pursuant to an agreement with the Company, Senator Mitchell provides consulting services to the Company in return for a total annual fee of $75,000.

     The Director Plan also provided for a grant to each non-employee Director, upon his or her initial election as a Director, of an option to purchase 10,000 shares of common stock. Accordingly, on September 10, 1998, Senator Mitchell was granted an option to purchase 15,000 shares of common stock at an exercise price of $17.33 per share (10,000 shares at an exercise price of $26.00 before adjustment for the January 28, 1999 stock split).

     On January 21, 1999, the stockholders of the Company approved an amendment and restatement of the Director Plan (the "Amended and Restated Director Plan"). Under the Amended and Restated Director Plan, Directors are compensated exclusively through equity rather than receiving a portion of their compensation in cash. Accordingly, non-employee Directors will not receive any fees or other cash compensation for their services as Directors, other than reimbursement for expenses incurred in attending meetings of the Directors. Pursuant to the Amended and Restated Director Plan, each new member of the Board of Directors will be granted an option to purchase 15,000 shares of common stock upon such person's initial election to the Board. In addition, the Amended and Restated Director Plan provides for an annual stock option grant to each non-employee Director to purchase a number of shares equal to 3,000 multiplied by the number of regularly scheduled meeting days attended by such non-employee Director during the preceding year (up to a maximum of 15,000 shares). In addition, at the first regularly scheduled Board of Directors meeting following the end of each fiscal year of the Company in which performance targets are established relating to Performance Accelerated Restricted Stock ("PARS") awarded to executive officers of the Company, each non-employee Director is to be granted 400 PARS for each regularly scheduled meeting day attended by such Director during the preceding year (up to a maximum of 2,000 PARS); and each of the Lead Director and the Chairman of the Audit, Compensation and Governance Committees of the Board of Directors will be granted 200 PARS for each regularly scheduled meeting day of the Board of Directors attended by such Director during the previous twelve months (up to a maximum of 1,000 PARS).

     With respect to the fiscal year ended January 30, 1999 and in accordance with the Amended and Restated Director Plan, on March 3, 1999 each of Ms. Burton and Messrs. Anderson, Moody, Moriarty, Nakasone, Romney, Trust and Walsh was granted an option to purchase 15,000 shares of common stock, Mr. Heisey was granted an option to purchase 12,000 shares and Senator Mitchell was granted an option to purchase 3,000 shares of common stock, each at an exercise price of $28.00 per share. Pursuant to the Amended and Restated Director Plan, at the next Board of Directors meeting in which performance targets are established relating to PARS, the following will be awarded: Mr. Moody will be awarded 3,000 PARS. Messrs. Moriarty, Nakasone and Walsh will be awarded 2,800 PARS. Mr. Anderson will be awarded 2,200 PARS. Ms. Burton and Messrs. Romney and Trust will be awarded 2,000 PARS. Mr. Heisey will be awarded 1,600 PARS and Senator Mitchell will be awarded 400 PARS.

     All stock options under the Amended and Restated Director Plan are granted at an exercise price equal to the fair market value of the common stock on the date of grant, and generally become exercisable on a cumulative basis in four equal annual installments, commencing on the first anniversary of the date of grant.

     Recipients of PARS own shares of common stock under terms that provide for vesting over a period of time and a right to repurchase in favor of the Company with respect to unvested stock, at a price equal to their original purchase price (if any), when the recipient ceases to be a Director of the Company. Except as otherwise determined by the Board of Directors, all PARS issued under the Amended and Restated Director Plan shall be issued without the payment of any cash purchase price by the recipient. The restrictions on transfer and forfeiture provisions of the PARS to be granted to the non-employee Directors shall lapse on the same basis as PARS awarded to the Company's executive officers for the fiscal year ended January 30, 1999. "See "Executive Compensation Performance Accelerated Restricted Stock Awards".

Executive Officers

     In addition to Mr. Stemberg, the following are the executive officers of
Staples:

John C. Bingleman, age 56
 Mr. Bingleman has served as President - Staples International since February 1997. Prior to that he was President - North American Superstores from August 1994 to February 1997. Mr. Bingleman was President of The Business Depot, Ltd. from its founding in 1990 until its acquisition by Staples in August 1994.

David B. Crosier, age 49
 Mr. Crosier has served as Executive Vice President, Supply Chain Management since June 1998. Prior to that he was Vice President, Logistics for A.W. Chesterton from April 1994 to May 1998. From December 1973 to March 1994, he was with Digital Equipment Corporation where he served in a variety of positions, most recently as Group Business Manager.

Joseph G. Doody, age 46
 Mr. Doody has served as President, Staples Contract & Commercial since November 1998. Prior to joining Staples, Mr. Doody was Vice President of Sutherland Group, a call center outsourcing company from January 1998 to November 1998. From January 1997 to September 1997, Mr. Doody served as President of North American Office Imaging of Danka, P.L.C. From December 1992 to December 1996, Mr. Doody was with Eastman Kodak Company where he served as General Manager and Vice President Office Imaging.

Richard R. Gentry, age 49
 Mr. Gentry has served as Executive Vice President - Merchandising since February 1996. Prior to joining Staples, Mr. Gentry was with Lechmere, Inc. from 1972 to January 1996 where he served as Executive Vice President Merchandising from 1993 to January 1996.

Edward C. Harsant, age 54
 Mr. Harsant has served as President - Business Depot since January 1995.
 Prior to joining Staples, Mr. Harsant was with K-Mart Corp. where he served as Vice President Merchandise from October 1991 to December 1994.

Susan S. Hoyt, age 55
 Ms. Hoyt has served as Executive Vice President - Human Resources since July 1996. Prior to joining Staples, Ms. Hoyt was with Dayton Hudson Department Stores, a clothing retailer in Minneapolis, Minnesota, where she served as Executive Vice President of Store Operations from 1993 to 1996.

Jeffrey L. Levitan, age 44
 Mr. Levitan has served as Senior Vice President Strategy, New Business Development and Staples.com since November 1998. Prior to that he served as Senior Vice President - Strategic Planning and Business Development from August 1996 to November 1998. From 1988 to 1996, he was with The Boston Consulting Group where he served as a strategic management consultant.

Jeanne B. Lewis, age 35
 Ms. Lewis has served as Executive Vice President - Marketing since November 1998. Prior to that she served in various capacities since joining Staples in April 1993, including Senior Vice President Marketing from February 1998 to November 1998, Senior Vice President - Marketing and Small Business from April 1997 to February 1998, Vice President/Divisional Merchandise Manager from 1996 to April 1997, Director of Operations and Director of Sales and Marketing from 1994 to 1996.

Brian T. Light, age 35
 Mr. Light has served as Senior Vice President and Chief Information Officer since February 1998. From 1986 to January 1998, he was an associate partner at Andersen Consulting where he served as a business and technology consultant.

John J. Mahoney, age 47
 Mr. Mahoney has served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer since October 1997. Prior to that he was Executive Vice President and Chief Financial Officer from September 1996 to October 1997. From June 1996 to August 1996, Mr. Mahoney was Executive Vice President and Chief Financial Officer at Hill, Holliday, Connors, Cosmopulos, an advertising agency. Prior to joining Hill, Holliday, Mr. Mahoney was a partner with Ernst & Young LLP, where he served in various capacities in its accounting and auditing groups from 1975 to June 1996.

Robert K. Mayerson, age 42
 Mr. Mayerson has served as Senior Vice President and Corporate Controller since September 1997. He joined Staples in August 1993, and from that time until April 1997 he served as Vice President and Treasurer. From April 1997 to September 1997, he served as Senior Vice President and Treasurer.

James C. Peters, age 37
 Mr. Peters has served as President - U.S. Stores since March 1998.
 Previously he served as Executive Vice President - U.S. Stores from September 1997 to March 1998. Prior to joining Staples, Mr. Peters was with Office Depot, Inc. where he served as Senior Vice President, Western Division from 1993 to September 1997.

Ronald L. Sargent, age 43
 Mr. Sargent has served as President and Chief Operating Officer since November 1998. Prior to that he served in various capacities since joining Staples in March 1989, including President North American Operations from October 1997 to November 1998, President - Staples Contract & Commercial from June 1994 to October 1997, and Vice President - Staples Direct and Executive Vice
 President - Contract & Commercial from September 1991 until June 1994.

Jack A. VanWoerkom, age 45
 Mr. VanWoerkom has served as Senior Vice President, General Counsel and Secretary since March 1999. Prior to that he served as General Counsel of Teradyne, Inc. from January 1998 to March 1999. From January 1994 to June
 1997, Mr. VanWoerkom was Chief Legal Counsel, Vice President of Development and Managing Director of Europe for A.W. Chesterton.

Joseph S. Vassalluzzo, age 51
 Mr. Vassalluzzo has served as President, Realty and Development since October 1997. Prior to that he served in various capacities since joining Staples in September 1989, including President - Staples Realty from September 1996 to October 1997, Executive Vice President - Growth and Development from November 1993 to September 1996, and Executive Vice President - Growth and Support Services April 1993 until November 1993.

     Staples' Chairman of the Board of Directors is elected by the Board of Directors for a one-year term and serves at the discretion of the Board. All other executive officers of Staples are appointed annually by the Board of Directors and serve at the Board's discretion. No family relationships exist between any of the executive officers or Directors of Staples.

Executive Compensation

Summary Compensation

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of Staples' Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended January 30, 1999 (the "Senior Executives").

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation (1)            Long Term Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                                    Common
                                                                    Restricted      Stock            All Other
Name and                 Fiscal                                     Stock Awards    Options          Compensation
Principal Position       Year      Salary          Bonus(2)         ($)(3)          (#) (3)          (4)
-----------------------------------------------------------------------------------------------------------------
Thomas G. Stemberg        1998     $645,833        $673,556        $2,606,250(5)    2,400,000
 Chairman and CEO         1997      587,500         446,172         1,543,434(6)      360,000
                          1996      447,917         414,315         1,216,875(7)      360,000
-----------------------------------------------------------------------------------------------------------------
Ronald L. Sargent         1998     $449,083        $349,261        $1,282,032(8)    1,361,250
 President, Chief         1997      392,084         218,235        $1,005,552(9)      375,000
 Operating Officer        1996      302,775         208,257           774,375(10)     258,750
-----------------------------------------------------------------------------------------------------------------
John J. Mahoney           1998     $439,250        $335,880        $1,172,813(11)     585,000
 Exec. Vice President,    1997      395,834         220,160        $1,033,614(12)     330,000
 Chief Financial Officer  1996      171,243         251,210(13)       774,375(14)     348,750
 & Chief Administrative
 Officer
-----------------------------------------------------------------------------------------------------------------
Joseph S. Vassalluzzo     1998     $439,250        $325,636        $1,064,202(15)     585,000
 President, Realty        1997      391,250         198,007        $  776,394(16)     220,312
 and Development          1996      312,500         193,347           553,125(17)     157,500
-----------------------------------------------------------------------------------------------------------------
John C. Bingleman         1998     $410,735        $311,889        $5,460,947(18)     450,000
 President-Staples        1997      385,883(19)     215,555               -- (20)          --(20)
 International            1996      356,609(21)     243,065        $  774,375(22)     258,750
-----------------------------------------------------------------------------------------------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown

(2) Except as noted below, represents amounts paid under Staples' Executive Officer Incentive plan or executive bonus plan for the relevant fiscal year.

(3) Amounts reflect the three-for-two stock splits effected on March 25, 1996, January 30, 1998 and January 28, 1999, as applicable.

(4) Except as noted below, represents the full dollar amount of insurance premiums paid by Staples with respect to life insurance for the benefit of the Senior Executive.

(5) On October 1, 1998, Mr. Stemberg was awarded 150,000 shares of PARS with a per share value of $17.375. As of January 30, 1999, these restricted shares owned by Mr. Stemberg had a total value of $4,293,750. See "Performance Accelerated Restricted Stock Awards."

(6) On October 1, 1997, Mr. Stemberg was awarded 123,750 shares of PARS with a per share value of $12.4722. As of January 30, 1999, these restricted shares owned by Mr. Stemberg had a total value of $3,542,343. See "Performance Accelerated Restricted Stock Awards."

(7) On October 1, 1996, Mr. Stemberg was awarded 123,750 shares of PARS with a per share value of $9.8333. As of January 30, 1999, none of these restricted shares were owned by Mr. Stemberg. See "Performance Accelerated Restricted Stock Awards."

(8) On October 1, 1998, Mr. Sargent was awarded 67,500 shares of PARS with a per share value of $17.375. On January 1, 1999, Mr. Sargent was awarded 3,750 shares of PARS with a per share value of $29.125. As of January 30, 1999, these restricted shares owned by Mr. Sargent had a combined total value of $2,039,531. See "Performance Accelerated Restricted Stock Awards."

(9) On October 1, 1997, Mr. Sargent was awarded 80,623 shares of PARS with a per share value of $12.4722. As of January 30, 1999, these restricted shares owned by Mr. Sargent had a total value of $2,307,833. See "Performance Accelerated Restricted Stock Awards."

(10) On October 1, 1996, Mr. Sargent was awarded 78,750 PARS shares with a per share value of $9.8333. As of January 30, 1999, none of these restricted shares were owned by Mr. Sargent. See "Performance Accelerated Restricted Stock Awards."

(11) On October 1, 1998, Mr. Mahoney was awarded 67,500 shares of PARS with a per share value of $17.375. As of January 30, 1999, these restricted shares owned by Mr. Mahoney had a total value of $1,932,187. See "Performance Accelerated Restricted Stock Awards."

(12) On October 1, 1997, Mr. Mahoney was awarded 82,873 shares of PARS with a per share value of $12.4722. As of January 30, 1999, these restricted shares owned by Mr. Mahoney had a total value of $2,372,239. See "Performance Accelerated Restricted Stock Awards."

(13) Mr. Mahoney joined Staples in September 1996. Bonus payment for 1996 included a payment of $134,517 pursuant to Mr. Mahoney's offer of employment.

(14) On October 1, 1996, Mr. Mahoney was awarded 78,750 shares of PARS with a per share value of $9.8333. As of January 30, 1999, none of these restricted shares were owned by Mr. Mahoney. See "Performance Accelerated Restricted Stock Awards."

(15) On October 1, 1998, Mr. Vassalluzzo was awarded 61,249 shares of PARS with a per share value of $17.375. As of January 30, 1999, these restricted shares owned by Mr. Vassalluzzo had a total value of $1,753,252. See "Performance Accelerated Restricted Stock Awards."

(16) On October 1, 1997, Mr. Vassalluzzo was awarded 62,250 shares of PARS with a per share value of $12.4722. As of January 30, 1999, these restricted shares owned by Mr. Vassalluzzo had a total value of $1,781,906. See "Performance Accelerated Restricted Stock Awards."

(17) On October 1, 1996, Mr. Vassalluzzo was awarded 56,250 PARS shares with a per share value of $9.8333. As of January 30, 1999, none of these restricted shares were owned by Mr. Vassalluzzo. See "Performance Accelerated Restricted Stock Awards."

(18) On September 1, 1998, Mr. Bingleman was awarded 281,250 shares of PARS with a per share value of $19.4167. As of January 30, 1999, these restricted shares owned by Mr. Bingleman had a total value of $8,050,781. See "Performance Accelerated Restricted Stock Awards."

(19) Includes payment of $25,420 paid to Mr. Bingleman by Staples' Canadian subsidiary, The Business Depot, Ltd.

(20) Mr. Bingleman was not granted options or PARS during fiscal 1997 as a result of his assumption of new responsibilities for international operations. Staples developed a long-term compensation strategy for certain international executives, including Mr. Bingleman, that was implemented during fiscal 1998.

(21) Includes payment of $25,993 paid to Mr. Bingleman by Staples' Canadian subsidiary, The Business Depot, Ltd.

(22) On October 1, 1996, Mr. Bingleman was awarded 78,750 PARS shares with a per share value of $9.8333. As of January 30, 1999, none of these restricted shares were owned by Mr. Bingleman. See "Performance Accelerated Restricted Stock Awards."

Performance Accelerated Restricted Stock ("PARS") Awards

     In order to maintain Staples' high risk-high reward philosophy, the Compensation Committee adopted, as part of the 1992 Equity Incentive Plan, a PARS plan (the "Plan") for certain key executives. Under the Plan, shares of Staples common stock are granted to executives in consideration for services. The shares are "restricted" in that they may not be sold or transferred by the
executive until they "vest."   Staples' PARS issued in fiscal 1998 will vest on
February 1, 2003 subject to acceleration upon achievement of certain pre-determined earnings per share ("EPS") growth targets over the next two to five fiscal years. Staples' PARS issued in fiscal 1997 will vest on May 1, 1999 as a result of Staples exceeding EPS targets for fiscal 1998.

     Staples' PARS that were issued in fiscal 1996 vested on May 1, 1998 as a result of Staples exceeding target EPS for such PARS for fiscal 1997. EPS growth targets are determined by the Compensation Committee and approved by the Board of Directors each year for grants under the Plan in that year. Once the PARS have vested, they become "unrestricted" and may be freely sold or transferred. Generally, the PARS are forfeited if the executive's employment with Staples terminates prior to vesting.

Option Grants

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended January 30, 1999 for each of the Senior Executives.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                           Individual Grants
------------------------------------------------------------------------------------------------------
                                      Percent of
                                      Total
                                      Options
                                      Granted to
                      Number of       Employees      Exercise
                      Options         in Fiscal      Price per      Expiration     Grant Date
Name                  Granted(1)      Year           Share(1)(2)    Date           Present Value(1)(3)
------------------------------------------------------------------------------------------------------
Thomas G. Stemberg     1,950,000(4)    14.41%         $20.0833       7/1/08          $14,608,000
                         450,000        3.33%         $20.0833       7/1/08          $ 3,181,000
------------------------------------------------------------------------------------------------------
Ronald L. Sargent        450,000(5)     3.33%         $20.0833       7/1/08          $ 3,118,000
                         135,000         .99%         $20.0833       7/1/08          $   954,000
                         675,000(6)     4.98%         $22.9167     11/16/08          $ 5,337,000
                         101,250         .74%         $29.125        1/1/09          $ 1,038,000
------------------------------------------------------------------------------------------------------
John J. Mahoney          450,000(5)     3.33%         $20.0833       7/1/08          $ 3,118,000
                         135,000         .99%         $20.0833       7/1/08          $   954,000
------------------------------------------------------------------------------------------------------
Joseph S.Vassalluzzo     450,000(5)     3.33%         $20.0833       7/1/08          $ 3,118,000
                         135,000         .99%         $20.0833       7/1/08          $   954,000
------------------------------------------------------------------------------------------------------
John C. Bingleman        450,000(7)     3.33%         $20.0833       7/1/08          $ 3,272,000
------------------------------------------------------------------------------------------------------

(1) All amounts reflect the three-for-two stock split effected on January 28, 1999. Except as otherwise noted, each of the options granted becomes exercisable in full on the third anniversary of the date of grant, provided that the optionee continues to be employed by Staples on such date. The exercisability of the options is accelerated under certain circumstances. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives."

(2) The exercise price is equal to the fair market value per share of Common Stock on the date of grant.

(3) The estimated present value at grant date has been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a six year expected life of option; a dividend yield of 0.0%; expected volatility of 34%; and a risk-free interest rate of 4.5%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option. Values are adjusted to reflect a 5% risk of forfeiture due to vesting requirements.

(4) This option becomes exercisable in full on July 25, 2000, provided that Mr. Stemberg continues to be employed by Staples on such date.

(5) Options for 67,500 shares become exercisable on the first anniversary of the date of grant; options for 67,500 shares become exercisable on the second anniversary of the date of grant; options for 90,000 shares become exercisable on the third anniversary of the date of grant; options for 90,000 shares become exercisable on the fourth anniversary of the date of grant; and options for 135,000 shares become exercisable on the fifth anniversary of the date of grant; all provided that the optionee continues to be employed by Staples on such date.

(6) Options for 101,250 shares become exercisable on the first anniversary of the date of grant; options for 101,250 shares become exercisable on the second anniversary of the date of grant; options for 135,000 shares become exercisable on the third anniversary of the date of grant; options for 135,000 shares become exercisable on the fourth anniversary of the date of grant; and options for 202,500 shares become exercisable on the fifth anniversary of the date of grant; all provided that Mr. Sargent continues to be employed by Staples on such date.

(7) Options for 225,000 shares become exercisable on July 1, 2000 and the remaining 225,000 shares become exercisable on July 1, 2001, provided that Mr. Bingelman continues to be employed by Staples on such date.

Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended January 30, 1999 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on January 30, 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR END
                         FISCAL YEAR-END OPTION VALUES

                      No. of Shares                             No. of Shares of Common
                      of Common Stock                           Stock Underlying              Value of Unexercised
                      Stock                                     Unexercised Options at        In-The-Money Options at
                      Acquired                                  Fiscal Year End (1)           Fiscal Year End (1)(3)
Name                  On Exercise(1)      Value Realized(2)     Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------
Thomas G. Stemberg        3,600,000           $63,061,455        2,080,544/3,120,000           $50,038,295/$34,110,060
------------------------------------------------------------------------------------------------------------------------
Ronald L. Sargent           513,805           $ 7,387,600          357,813/1,995,000           $ 8,216,662/$20,643,481
------------------------------------------------------------------------------------------------------------------------
John J. Mahoney                   0           $         0                0/1,263,750           $         0/$17,742,236
------------------------------------------------------------------------------------------------------------------------
Joseph S. Vassalluzzo       488,419           $ 7,151,978          1,097,872/962,812           $27,923,242/$11,926,733
------------------------------------------------------------------------------------------------------------------------
John C. Bingleman           232,875           $ 4,635,422            675,842/708,750           $ 16,840,610/$9,071,110
------------------------------------------------------------------------------------------------------------------------

(1) All amounts reflect the three-for-two stock split effected on January 28, 1999.

(2) Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(3) Based on the fair market value of the common stock on January 30, 1999 ($28.625 per share), less the option exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives

     Staples has entered into Severance Benefit Agreements (the "Severance Agreements") with each of the Senior Executives. Under the Severance
Agreements, which expire May 31, 2000, the Senior Executives would be entitled to continuation of salary and other benefits for (i) 18 months in the case of Mr. Stemberg, and (ii) 12 months in the case of Messrs. Bingleman, Mahoney, Sargent and Vassalluzzo, following termination of employment by Staples without cause (or "constructive discharge" as provided in the Severance Agreements). Each Senior Executive would receive such benefits for an additional period of six months if such termination occurred within two years following a "change in control" of Staples (as defined in the Severance Agreements). A change in control of Staples also results in a partial acceleration of the exercisability of outstanding options held by the Senior Executives (and all Staples associates) and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS. In the event Mr. Mahoney is terminated without cause within one year after a change of control, Staples would also guarantee to him that the sum of all severance payments plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) under the Exchange Act, Staples believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, with the exception of the option exercise and sale of 140,482 shares by Bain & Co., Inc., of which Mr. Romney is a director, in July 1998 which was reported in November 1998, and the sale in July 1998 by Mr. Bingleman of 52,500 shares which was reported in August 1998.

Compensation Committee Interlocks and Insider Participation

     Messrs. Heisey, Nakasone and Trust, all non-employee Directors of Staples, served on the Compensation Committee for the entire fiscal year ended January 30, 1999.

     Staples leases its Cedar Rapids, Iowa store from Toys "R" Us. Mr. Nakasone is Chief Executive Officer of Toys "R" Us. The initial term of this lease, which commenced on October 8, 1996, is 15 years. Staples may renew the lease for two additional five year periods.

Certain Relationships and Related Transactions

     On February 26, 1999, Staples acquired Claricom Holdings, Inc. ("Claricom"), a company providing telecommunications products and services to small business. Prior to the transaction, Bain Capital, Inc. and certain of its affiliates (the "Bain Affiliates") provided management consulting services to Claricom and were stockholders and debt holders of Claricom. As part of the acquisition of Claricom by Staples, the Bain Affiliates received an aggregate of $44,000,000, a portion of the total acquisition cost. Mr. Romney is Chief Executive Officer of Bain Capital, Inc. Mr. Romney did not participate in the decision by the Staples Board of Directors to purchase Claricom. The acquisition was approved by the Company's other independent directors. In addition, a fairness opinion on the transaction was provided by Morgan Stanley Dean Witter.

     See Director Compensation regarding Senator Mitchell's agreement with the Company.

     Staples has a policy that transactions and loans, if any, between Staples and its officers, Directors and affiliates will be on terms no less favorable to Staples than could be obtained from unrelated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors. In addition, this policy mandates that Staples may make loans to such officers, Directors and affiliates for bona fide business purposes only.

Compensation Committee Report on Executive Compensation

     Staples' executive compensation program is administered by the Compensation Committee composed of the non-employee Directors listed below. Staples' executive compensation program is designed to retain and reward executives who are responsible for leading Staples in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of Staples' executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses Staples' compensation policies for fiscal 1998 and forward as they affected the Chief Executive Officer and the other executive officers of Staples.

Compensation Philosophy

     The objectives of the executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of Staples' stockholders, (ii) motivate and reward high levels of performance,
(iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) enable Staples to attract, retain and reward executive officers who contribute to the long-term success of Staples.

     The Committee's executive compensation philosophy is that a significant portion of executive compensation should be tied directly to the performance of Staples as a whole. The base salaries paid to executives are targeted by the Committee to fall at or below the 40th percentile of the pay practices of publicly traded companies in the retail industry (including companies in the Standard & Poor's Retail Composite Index contained in the stock performance graph contained in this Proxy Statement, as determined by The Hay Group ("Hay"), an international compensation and human resource consulting firm. The Committee seeks, however, to provide its executives with opportunities for compensation substantially higher than base salary through performance-based bonuses, stock options and Performance Accelerated Restricted Stock ("PARS"). The Committee also believes that bonus awards tied to achievement of pre-approved performance goals serve as an influential motivator to its executives and help to align the executives' interests with those of the stockholders of Staples. The Committee also continues to believe that a substantial portion of the compensation of Staples' executives should be linked through Staples' stock option and PARS program to the success of Staples' stock in the marketplace. Stock options and PARS further align the interests of management and stockholders and assist in the retention of valued executives.

Status of the Executive Compensation Program

     Based on information provided by Hay and consistent with Staples' objectives and philosophy, the Committee targeted total annual compensation (salary, cash bonus and stock) to fall above the median for total annual compensation for similar positions in the group of retail companies used in the Hay study.

 . Salaries: The Compensation Committee targets base annual salary for executive officers including the Senior Executives to be at the 40th percentile of the annual base salary for comparable positions in the Hay study group.

 . Bonus: Each of Staples' executive officers, including the Senior Executives, was eligible to participate in Staples' Executive Officer Incentive Plan in fiscal 1998 (the "Bonus Plan"). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on "stretch" objectives relating to company-wide earnings per share and customer service goals.

   The earnings per share and customer service goals for the Bonus Plan were determined by the Committee and approved by the Board of Directors at the beginning of fiscal 1998. In each case, these bonus goals represented "stretch" objectives, requiring performance in excess of amounts set for budget purposes to achieve target bonus payouts. The Committee established target bonus payouts for executives in an attempt to bring the cash portion of total annual compensation (base salary plus target bonus) to approximately the median of the cash compensation paid to the Hay comparison group.

   For fiscal 1998, Staples exceeded stretch objectives for earnings per share and fell short of the customer service objective.

 . Stock Options: In addition to base salary and bonus, Staples' executives are also granted annually performance-based long-term incentives represented by stock options, which have been valued using a modified Black-Scholes methodology. The exercise price of all options granted is the fair market value of the common stock on the date of grant. In general, the options granted under the option program since September 1, 1994 vest in full on the third anniversary of the date of grant to further encourage retention and promote identity of interest with Staples' stockholders.

   Certain executives, including the Senior Executives, were also granted special stock options in 1998, subject to a vesting requirement over a two to five year period and requiring continuous employment with the Company over the vesting period. A competitive review by Hay served as the basis for these special option grants. The review demonstrated that the Company's historical level of stock grants trailed that of its peer group relative to the Company's performance over the same period. This shortfall can, in part, be attributed to the Company's historical practice of not adjusting grant levels to reflect stock splits. Based on Hay's review, the Committee determined it advisable to make these special grants in order to achieve the objectives of the executive compensation program.

 .  Performance Accelerated Restricted Stock (PARS):  In order to maintain
   Staples' high risk-high reward philosophy, help retain key executives, maintain focus on stockholder returns and deliver the possibility of total direct compensation above the median of the Hay comparison group, the Committee has adopted the use of PARS for certain key management, including its executive officers. The shares are "restricted" in that they may not be sold or transferred by the executive until they "vest". Staples' PARS issued in fiscal 1998 will vest on February 1, 2003 subject to acceleration if Staples achieves certain pre-determined compound EPS growth over the next two to five fiscal years. EPS growth targets are determined by the Committee and approved by the Board of Directors each year for grants of PARS in that year. Once the PARS have vested, they become "unrestricted" and may be sold or transferred.

     In 1998, Staples developed a long term compensation strategy specifically for Mr. Bingleman, President International. This plan provided Mr. Bingleman with a restricted stock grant vesting five years from date of grant, subject to accelerated vesting based on the attainment of certain event based and financial objectives relating to Mr. Bingleman's responsibilities for certain of Staples international operations. This grant is in lieu of certain annual stock options and PARS grants under the stock option/PARS program.

     Mr. Stemberg, Staples' Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from the Bonus Plan and stock option/PARS program, was set by the Committee in accordance with the same criteria. Mr. Stemberg's annual salary was increased in fiscal 1998 from $600,000 to $650,000. Mr. Stemberg's annual salary remained below the low end of the base salary range recommended by Hay for Staples' Chief Executive Officer position and below the 25th percentile of the Hay comparison group. Under the Bonus Plan, Mr. Stemberg was paid a bonus of $673,556 placing his total cash compensation below the median of the Hay comparison group. In fiscal 1998, the Committee granted Mr. Stemberg 150,000 PARS, and options to purchase 450,000 shares of common stock under the options/PARS program, and special options to purchase 1,950,000 shares of common stock. These grants were valued and based on the same factors the Committee considered in fixing the size of other executive PARS and stock option grants. Using the Hay valuation for options, total annual compensation to Mr. Stemberg in fiscal 1998 placed him above the median of the Hay comparison group.

Tax Considerations

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company's five most highly-paid executives is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders. In 1998, the Committee adopted and Staples shareholders approved the Bonus Plan in compliance with Section 162 (m). The Company's stock option plans are performance based, and accordingly, comply with Section 162(m). Finally, while the Company's PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Committee believes outweigh any tax benefit to the Company.

     Compensation Committee:     Robert C. Nakasone, Chairman
                                 W. Lawrence Heisey
                                 Martin Trust

Stock Performance Graph

     The following graph compares the cumulative total stockholder return on the common stock of Staples between January 29, 1994 and January 30, 1999 (the end of fiscal 1998) with the cumulative total return of (i) Standard & Poor's 500 Composite Index and (ii) the Standard & Poor's Retail Store Composite Index. This graph assumes the investment of $100.00 on January 29,1994 in Staples' common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Store Composite Index, and assumes dividends are reinvested. Measurement points are January 28, 1995, February 3, 1996, February 1, 1997, January 31, 1998 and January 30, 1999 (Staples' last five fiscal year ends).

                             [GRAPH APPEARS HERE]

                             DIVIDENDS REINVESTED
                TOTAL RETURN TO STOCKHOLDERS CHART APPEARS HERE





Data Points:

                        29-Jan-94  28-Jan-95  3-Feb-96  1-Feb-97  31-Jan-98  30-Jan-99
SPLS                     100.00     132.31     208.70    251.66    334.53     790.66
S&P Retail Composite     100.00      92.69      99.08    114.86    171.19     279.05
S&P 500                  100.00      98.26     132.83    164.23    204.78     267.32

                                     PROXY

                                 STAPLES, INC.

            Proxy for the Annual Meeting of Stockholders to be held
                                on June 2, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Sternberg, John J. Mahoney and Joseph S. Vassalluzzo, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Fleet Bank, 8th Floor Conference Center, 75 State Street, Boston, Massachusetts, on Wednesday, June 2, 1999 at 3:00 p.m., local time, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of Directors, and FOR Proposals 2, 3 and 4. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

--------------                                                   --------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
--------------                                                   --------------

    Please mark
[X] votes as in
    this example.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.


1. To elect four Class 2 Directors to serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders.

    Nominees:  Mary Elizabeth Burton, Rowland T. Moriarty,
               W. Mitt Romney and Margaret C. Whitman

        FOR                        WITHHELD
        ALL [ ]                [ ] FROM ALL
   NOMINEES                        NOMINEES

[ ]
   ----------------------------------------
   For all nominees except as noted above


2.  To approve an amendment to the Company's      FOR     AGAINST    ABSTAIN
    Restated Certificate of Incorporation         [ ]       [ ]        [ ]
    increasing the number of authorized shares of common stock from 1,000,000,000 to 1,500,000,000 shares.

3.  To ratify the selection of Ernst & Young LLP  [ ]       [ ]        [ ]
    as Staples' independent auditors for the current fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]


Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or partnership, please sign by authorized person.



Signature:                Date:          Signature:              Date:
          ----------------     ----------          --------------     ----------